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                              LEASE

          THIS LEASE is made as of March 6, 1998, by and between BRAUN-KAISER AND COMPANY, a Minnesota general partnership ("Landlord"), and CIMA LABS, INC., a Delaware corporation ("Tenant").

                             RECITALS:

          A. Landlord and Braun's Fashions, Inc. ("Sublandlord") are parties to that certain lease (the "Prime Lease") dated as of December 11, 1980, as amended by that certain First Amendment to Lease dated as of June 10, 1981, as further amended by that certain Second Amendment to Lease dated as of December 19, 1986, and as further amended by that certain Third Amendment to Lease dated as of January 18, 1994, relating to certain premises (the "Leased Premises") consisting of the real property described on Exhibit A annexed hereto, together with all buildings, surface driveways and parking areas constructed thereon, all as more particularly described in the Prime Lease. Tenant and Sublandlord are parties to that certain sublease (the "Sublease") dated as of February 16, 1994, whereby Tenant subleased the Leased Premises from Sublandlord. Tenant, Landlord, and Sublandlord are parties to that certain Consent, Non-Disturbance and Prime Lessor's Agreement (the "Consent Agreement") dated as of February 22, 1994, whereby Landlord consented to the Sublease.

          B. Sublandlord rejected the Prime Lease in bankruptcy effective as of September 30, 1996. Pursuant to Section 2 of the Consent Agreement, Landlord is not disturbing Tenant's current possession of the Leased Premises. Tenant is exercising its option for a Direct Lease, and Landlord and Tenant are entering into this Lease.

          C. In fulfillment of the terms of the Consent Agreement, Landlord wishes to lease the entire Leased Premises to Tenant and Tenant wishes to lease the entire Leased Premises from Landlord, upon the terms and conditions contained herein, and effective as of the date of this Lease. This Lease supersedes in all respects the Prime Lease and the Sublease with respect to all periods from and after the date of this Lease.

          NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties hereby agree as follows:

          1. TERM. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Leased Premises for an initial term commencing effective as of September 30, 1996 (the "Commencement Date") and expiring June 1, 2009.

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          2.   TENANT'S OPTION TO EXTEND.  Tenant shall have the right to extend the initial terms of this Lease (the "Extension Option") for one (1) period of ten (10) years, provided the following conditions are met:

                (a) There shall be no Event of Default outstanding under this Lease on the date Tenant exercises its option hereunder nor as of the beginning of the extended term.

                (b) Tenant shall send Landlord written notice by certified mail, return receipt requested, of its election to extend the term of this Lease on or before September 1, 2008. Said notice shall be effective upon mailing. Tenant shall include a check (the "Extension Deposit") for one-twelfth of the then-current annual rent with its mailed extension notice. Landlord shall apply the Extension Deposit towards the first month's rent during the extended term, and Landlord may retain the Extension Deposit as liquidated damages should Tenant fail to occupy the Leased Premises pursuant to its exercise of the Extension Option.

                (c) If this Lease is canceled or terminated prior to the natural expiration of the initial term, Tenant's option to extend hereunder shall be null and void, having no further force or effect.

                (d) The terms of this lease shall remain in full force and effect during the extended term; provided, however, that the annual rent during the first five years of the extended term shall be the greater of (i) $500,000 or (ii) Adjusted Rent as defined in Section
          4.2 hereunder, and the annual rent during the second five years of the extended term shall be the greater of (i) $550,000 or (ii) Adjusted Rent as defined in Section 4.2 hereunder.

                (e) If Tenant exercises the right to extend the term of this Lease, this Lease shall be extended for the extended term beginning immediately following the expiration of the initial term.

Tenant may assign or transfer the Extension Option without Landlord's consent to any entity to which Tenant would be entitled to assign this Lease under
Section 16.3 herein. Landlord's consent shall be required for any other assignment or transfer of the Extension Option.

          3. USE. Tenant shall use the Leased Premises solely for general office space, warehouse and light industrial manufacturing and assembly applications (including, but not limited to, production of pharmaceutical products) which do not involve Hazardous Materials (as defined herein), unless otherwise specifically permitted herein,

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and for no other purpose.  Tenant may also use the Leased Premises for other lawful uses provided Tenant obtains Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall use the Leased Premises in conformance with all applicable codes, ordinances and zoning regulations and shall not exceed any applicable load restrictions within the building.

          4.      RENT.

               4.1 ANNUAL RENT. Tenant shall pay to Landlord as annual rent the greater of (i) Initial Rent or (ii) Adjusted Rent, as such terms are defined in Section 4.2 hereunder, payable in equal monthly installments of one-twelfth (1/12) of Initial Rent or Adjusted Rent, as the case may be, in advance and on or before the first day of each month.

               4.2 RENT CALCULATION. For the purposes of this Lease, "Initial Rent" shall mean Three Hundred Sixty Eight Thousand and no/100 Dollars ($368,000.00) per annum. "Adjusted Rent" shall mean a per annum amount, calculated on June 1, 1996 and June 1 of every fifth year thereafter, equal to the sum of $368,000, plus (or minus, in the event of decrease) (x), plus (or minus, in the event of decrease) (y), where (x) equals 13,000 (the approximate number of office square feet in the Leased Premises) multiplied by the amount by which the then-existing NAIOP Office Rate has increased or decreased in comparison with the 1991 NAIOP Office Rate, and (y) equals 62,000 (the approximate number of warehouse square feet in the Leased Premises) multiplied by the amount by which the then-existing NAIOP Warehouse Rate has increased or decreased in comparison with the 1991 NAIOP Warehouse Rate. For the purposes of this Section 4.2, the term "NAIOP Office Rate" shall mean the stated "average" office space rental rate (measured in annual dollars and cents per square foot) for "office warehouse" properties in the "Southwest Suburban" submarket (or other appropriate description of the submarket in which the Leased Premises are located), as published by the Minnesota Chapter of the National Association of Industrial Office Parks in the June update to their annual Industrial Space Update, and the term "NAIOP Warehouse Rate" shall mean the stated "average" warehouse space rental rate (measured in annual dollars and cents per square foot) for "office warehouse" properties in the "Southwest Suburban" submarket (or other appropriate description of the submarket in which the Leased Premises are located), as published by the Minnesota Chapter of the National Association of Industrial Office Parks in the June update to their annual Industrial Space Update. In the event that the National Association of Industrial Office Parks ceases to publish the data necessary to calculate the "NAIOP Warehouse Rate" and/or "NAIOP Office Rate", Landlord and Tenant shall reasonably agree on an alternative method for calculating these amounts. The applicable NAIOP Office Rate for 1991 and 1996,

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     respectively, was $6.88 psf and $6.87 psf, and the applicable NAIOP
     Warehouse Rate for 1991 and 1996, respectively, was $3.48 psf and $3.56 psf The Adjusted Rent effective as of October 1, 1996, is $372,829.92. Notwithstanding anything contained herein to the contrary, in no event shall the annual rent payable by Tenant hereunder be less than the highest of any previously established annual rent, whether "Initial Rent", "Adjusted Rent" (during either initial or extended term), or, during the extended term, the amount of minimum annual rent specified in Section 2(d) above for the extended term.

               4.3 UTILITIES. Tenant shall pay, prior to delinquency, for all utilities and similar services provided to the Leased Premises during the term of this Lease. Such payments shall be made directly to the supplier of the utility or service. Any payments made by Landlord on Tenant's behalf for such utilities or services shall be considered additional rent hereunder. All additional rent obligations shall be prorated for partial calendar years.

               4.4 REAL ESTATE TAXES. Tenant shall be responsible for payment of, prior to delinquency, one hundred percent (100%) of the real estate tax obligations and installments of special assessments due and payable for the Leased Premises during the term of this Lease. Tenant shall deliver paid receipts evidencing Tenant's payment of real estate taxes within ten (10) days after the dates such payments are due under Minnesota law (e.g., by no later than May 25th and October 25th) (for the purposes of an Event of Default, the foregoing shall be considered a monetary obligation). Landlord shall use reasonable efforts to deliver the real estate tax statements covering the Leased Premises to Tenant in a timely manner, provided, however, that Landlord's failure to do so shall not be a default hereunder and shall not affect Tenant's obligation to pay real estate taxes in a timely manner. Tenant shall, at its sole expense, have the right to contest real estate taxes assessed against the Leased Premises provided it does so in good faith, in strict accordance with all applicable laws and rules and either makes all payments required prior to delinquency or provides sufficient security to Landlord and to protect its interest in the Leased Premises.

               4.5 PAYMENT. All annual rent, additional rent and other charges due under this Lease shall be paid by Tenant without setoff, deduction or demand except as expressly permitted in this Lease. All rents hereunder shall be paid to Landlord at the address and in the manner directed by Landlord, and shall be paid in United States funds by check drafts from a United States banking institution. If any rental check fails and is returned to Landlord because of insufficient funds, then, at Landlord's option, all future rental payments shall be made in certified funds. All rental for any partial month shall be prorated on a per diem basis.

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               4.6       LATE CHARGES AND INTEREST.  In the event any portion
     of the rent payable hereunder is not received when due, Tenant shall pay, as additional rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses. If real estate taxes are not paid prior to delinquency, Tenant shall be solely responsible for all penalties and interest in conjunction therewith, as well as Landlord's damages attributable thereto. In addition, any Rent not paid when due shall accrue interest at the lesser rate of fifteen percent (15%) per annum or the highest lawful rate of interest until payment is received by Landlord. Such service charges and interest charges shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist on timely payments, nor a waiver of any remedies to which Landlord is entitled hereunder.

          5.   INSURANCE.

               5.1 LIABILITY INSURANCE. Throughout the term of this Lease, Tenant shall maintain commercial general liability insurance covering claims for personal injuries, death and property damage occurring in or about the Leased Premises with a combined single limit of at least the Minimum Insurance Amount. For the purposes of this Lease, the term "Minimum Insurance Amount" shall initially mean $2,500,000. Commencing effective as of December 31, 2001, and as of each succeeding fifth anniversary of said date thereafter during the initial term of this Lease and any extensions thereof (each, an "Adjustment Date"), the Minimum Insurance Amount for the five (5) year period prior to the next-succeeding Adjustment Date (each, an "Adjustment Period") shall be adjusted, based upon any increases or decreases in the Consumer Price Index for All Urban Consumers (CPI-U), North Central/B, All-Items, 1982-84 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (the "Index"), in the following manner:

          (i) The Minimum Insurance Amount for the subject Adjustment Period shall be calculated by multiplying (A) the then-current annual Minimum Insurance Amount by (B) the quotient obtained by dividing (1) the Index figure applicable to the month prior to the subject Adjustment Date (the "Adjustment Index") by (2) the Index figure applicable to December 1997 (the "Beginning Index"), and then rounding this number off to the nearest $500,000; provided, however, that in no event shall the Minimum Insurance Amount be less than $2 500.000.

          (ii) Not later than fifteen (15) days following the Adjustment Date, Landlord shall notify Tenant of Landlord's calculation of the Minimum Insurance Amount for the next succeeding Adjustment Period. Unless Tenant shall notify Landlord within ten (10) days after receipt of Landlord's notice that Tenant disputes


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     Landlord's calculation of the Minimum Insurance Amount, Landlord's calculation shall be deemed to be correct.

          (iii) If the Index is no longer published, then a successor index published by the Bureau of Labor Statistics of the United States Department of Labor shall be substituted for the Index, and the base used by any substituted index shall be reconciled to the Index.

                    5.2 PROPERTY INSURANCE. Throughout the term of this Lease, Tenant shall maintain property insurance on an "All Risk" form insuring the building and other permanent improvements on the Leased Premises, and insuring all Tenant's improvements, betterments, fixtures, merchandise and personal property owned or installed in the Leased Premises, for 100% of replacement value, with a standard coinsurance endorsement of not more than 90%, with a deductible of $5,000.00 or less.

               5.3  STANDARDS.  The insurance required by this Section 5 shall:
     (a) be placed with reputable insurance companies authorized to do business in Minnesota and having a rating by Best's of A or better; (b) name Landlord as insured, as its interests may appear; (c) provide that such insurance may not be canceled, and no change in the amount or terms of said coverage shall be allowed, without 30 days' advance written notice to Landlord; (d) contain such terms, conditions and endorsements of coverage as are reasonably required by Landlord from time to time, and (e) waive subrogation rights against Landlord. The liability insurance required by this Section 5 shall provide claims-made coverage provided Tenant continues such coverage through the end of any applicable statute of limitations period, or otherwise provides occurrence-based coverage. Not later than fifteen (15) days prior to the commencement of the term of this Lease and thereafter at least thirty (30) days prior to the expiration of current policies, Tenant shall deliver to Landlord certificates of insurance evidencing coverage which complies with the requirements of this Lease.

               5.4 LANDLORD'S RIGHT. If Tenant fails to comply with any of its obligations under this Section 5 regarding the obtaining and maintenance of insurance coverages, Landlord shall have the right to obtain any or all such coverages at Tenant's expenses, plus an administrative fee of 20%. Tenant shall pay such sums to Landlord as additional rent upon demand.

          6. CARE OF PREMISES. Tenant shall not perform any acts or carry on any practices which may injure the building or the Leased Premises, or be a nuisance or menace, and Tenant shall keep and maintain the premises under its control clean and free from rubbish and dirt and in good order at all times, and shall store all trash and garbage within the Leased Premises and arrange for the regular removal of such trash

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and garbage.  Tenant shall at all times, keep the Leased Premises in a clean and sanitary condition in accordance with the laws, directions, rules and regulations of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant; and in all respects Tenant shall comply with all requirements of law applicable to operation of its business. Tenant shall forthwith at its own cost and expense replace any broken glass in exterior and interior windows and doors in or upon the Leased Premises, with glass of the same quality, including plate glass. At the expiration of the tenancy hereby created, whether by lapse of time or otherwise, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear excepted, and Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of the combinations for locks, safes and vaults, if any, in the Leased Premises which have been placed therein by Tenant and not removed as hereinafter set forth.

          7. REPAIRS AND MAINTENANCE. Tenant shall at all times be responsible for all structural, nonstructural, interior and exterior repairs and maintenance of the Leased Premises, including, but not limited to, repair and maintenance of the grounds, parking lot and the building and repair and maintenance of all doors, windows, partitions, fixtures, equipment and appurtenances (including lighting, heating, plumbing fixtures, air conditioning and ventilation systems) in good order, condition and repair. If Tenant refuses or neglects to repair property as required hereunder to the reasonable satisfaction of Landlord, as soon as possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall reimburse Landlord for the cost of making such repairs on or before the date on which the next payment of rent becomes due.

          8. COVENANT TO HOLD HARMLESS. Tenant agrees to indemnify and hold Landlord harmless against and from any and all claims, damages, cost and expenses, including reasonable attorney's fees, arising from the conduct or management of the business conducted by Tenant in the Leased Premises or from any breach or default on the part of the Tenant in the performance of any covenant or agreement to be performed by Tenant pursuant to the terms of this lease, or from any act of negligence of Tenant, its agent, contractors, servants, employees, sublessees, concessionaires or licensees in or about the Leased Premises. In the event any action or proceeding is brought against the Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding and employ legal counsel satisfactory to Landlord. Landlord shall not be responsible or liable for damages at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any sub-tenants or occupants of any portion of the Leased Premises. Landlord shall not be responsible or liable for damages at any time for any defects, latent or otherwise, in any buildings or improvements in the Leased Premises or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for damages at any time for loss of life, or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas sewage, snow or ice in any part of the Leased Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of the Leased Premises, or any of the equipment, fixtures, machinery, appliances or apparatus therein.

          9. ALTERATIONS AND IMPROVEMENTS. Tenant shall have the right, from time to time, to make such alterations and improvements to, and decoration of, the Leased Premises as shall be necessary and appropriate in the Tenant's judgment for Tenant's conduct of its business thereon; provided, however, that Tenant shall not suffer or permit any additions, alterations or improvements to the Leased Premises without the prior written consents of Landlord as to the plans and specifications therefor. The consent of Landlord shall not be unreasonably withheld or delayed. Any additions, alterations or improvements made to the Leased Premises by Tenant shall be made in accordance with plans and specifications prepared by Tenant ("Tenant's Plans"). Tenant shall submit any required plans and specifications to Landlord and Landlord shall have thirty (30) days to review the same. If, within thirty (30) days after such plans and specifications are submitted by Tenant to Landlord for such approval, Landlord shall not have given Tenant notice of disapproval thereof, stating the reason for such disapproval, such plans and specifications shall be considered approved by Landlord. Notwithstanding the foregoing Tenant may, without Landlord's consent, make non-structural alterations and improvements to the Leased Premises at an out-of-pocket cost to Tenant not exceeding $25,000 for any alteration project. In making any such additions, alterations, improvements or decorations, Tenant shall comply with all applicable laws, codes, ordinances and regulations.

          10. DAMAGE OR DESTRUCTION, UNTENANTABILITY. Except as hereinafter provided, in the event at any time during the term of this lease, the Leased Premises or any portion thereof, shall be damaged or destroyed by fire, explosion, windstorm or other casualty, Landlord will, after collecting the proceeds from insurance, at its own expense, repair, restore and rebuild the same to substantially the same condition which existed prior to such damage or destruction, but Landlord shall not be obligated to expend any amount greater than the proceeds of such insurance and, if the cost of repairing and restoring the Leased Premises to substantially the same condition shall exceed the proceeds of any such insurance, Tenant shall pay to Landlord the amount of any such excess costs. Rent shall abate during the time and to the extent that Tenant reasonably shall be unable to conduct his business in the Leased Premises. If Tenant shall be able to conduct business in only part of the Leased Premises during such restoration, rent shall abate in proportion to the extent of such damage until the Leased Premises have been repaired or rebuilt.

          11. EMINENT DOMAIN. If the entire Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of the lease shall cease and terminate as of the date that the condemning authority takes physical possession of the Leased Premises, and all rental shall be paid up to that date. Any 'd rent shall be refunded to Tenant. If a part of the Leased Premises shall be acquired or condemned as aforesaid, and such part is such that the floor area of the building situated on the Leased Premises is reduced by more than twenty percent (20%), then the term of the lease shall cease and terminate as to the part so taken as of the date the condemning authority takes physical possession, and at the option of either party hereto, this lease may be terminated in its entirety. Either party may exercise its option at any time after receiving notice of said condemnation but prior to the date on which the condemning authority takes physical possession of the Leased Premises. The termination date, in the event either party exercises its option to terminate, shall be as of the date the condemning authority takes physical possession of the Leased Premises, unless otherwise mutually agreed by the parties hereto. Rent shall be paid to the termination date and prepaid rent shall be refunded to Tenant. If less than twenty percent (20%) of the floor area of the building situated on the Leased Premises is acquired or condemned as aforesaid, and this lease is not terminated, then Landlord, at its sole expense, shall as promptly as reasonably possible after physical possession of said part has been taken by the condemning authority, restore the remaining part to as near the condition which existed immediately prior to the taking as is then reasonably possible, but Landlord shall not be obligated to expend any sum greater than an award of proceeds which it receives. If part of the building is acquired or condemned as aforesaid and this lease is not therefor terminated by Tenant as provided above, the rental payments hereunder shall be proportionately reduced from and after the date the condemning authority takes physical possession of the part of the Leased Premises subject to such proceedings, based upon the proportion so taken. Any award on account of a taking of all or any portion of the Leased Premises shall be the sole property of Landlord and Tenant waives any right to seek any award or claim on account of loss of its leasehold estate.

          12. SURRENDER. Subject to the further obligations set forth in Paragraph 20 herein, Tenant shall peacefully and quietly vacate and surrender the Leased Premises to Landlord at the expiration of the term of this Lease, or at any earlier termination as may be provided elsewhere herein. Tenant shall surrender the Leased Premises in broom clean condition and Tenant shall have removed all of its trade fixtures and equipment (including, without limitation, signage), repairing any damage caused by such removal or the installation or operation of the fixtures or equipment. In no event shall Tenant remove any fixtures or equipment owned by Landlord.

          13. LANDLORD'S REPRESENTATIONS. Except as specifically provided below, Landlord makes no representations or warranties, express or implied, as to (i) the condition or state of repair of the Leased Premises, (ii) the compliance of the Leased Premises with any laws, ordinances, rules or regulations, or (iii) the suitability of the Leased Premises for utilization for any particular purpose. Furthermore, Landlord further represents that, to its knowledge without inquiry, the Leased Premises in general currently comply with all federal, state and local laws, ordinances, rules and regulations which are now applicable with respect to the Lease Premises. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION UTILITY SYSTEMS AND COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT, AND AGREES TO ACCEPT THE LEASED PREMISES "AS IS".

          14. INDEMNIFICATION. Except to the extent resulting from the negligence or intentional misconduct of Landlord, its agents, employees or contractors, Landlord shall not be liable for, and Tenant releases Landlord from all liability for, any personal injury, loss of life, or damage to or loss of property occurring on or near the Leased Premises or arising out of Tenant's occupancy. Tenant agrees to indemnify, defend and hold Landlord harmless from all liability, cost and expense (including without limitation attorneys' fees and other litigation costs) arising out of or connected with (i) Tenant's failure to perform any agreement, term or condition of this Lease, (ii) any personal injury, loss of life, or damage to or loss of property which occurs on or near the Leased Premises, or (iii) Tenant's failure to comply with statutes, ordinances, regulations or orders of any government authority. Landlord will not be liable for any damages (except to the extent resulting from the negligence or intentional misconduct of Landlord, its agents, employees or contractors) or for any loss of profits due to the interruption of Tenant's business for any cause whatsoever, including without limitation fire or other casualty or unavoidable accident, strikes or lockout.

     15.  DEFAULT.

               15.1 EVENTS OF DEFAULT. Any of the events listed below shall be an Event of Default: (i) Tenant violates or fails to perform or observe any covenant, obligation or provision requiring the payment of monies contained in this Lease and Tenant fails to cure such violation or failure within five (5) business days after Tenant receives notice of such violation or failure; or (ii) Tenant violates or fails to perform or observe any non-monetary covenant, obligation or provision contained in this Lease, and Tenant fails to cure such violation or failure within twenty (20) days after Tenant receives notice from Landlord of such violation or failure (except that Tenant shall have a reasonable period in excess of 20 days in the event necessary to cure the default, provided Tenant commences the cure within the 20 day period and diligently prosecutes the same to completion); or (iii) Tenant files for bankruptcy or becomes insolvent, or the property of Tenant comes into the hands of any assignee for the benefit of creditors or anyone acting under the order of any court; or (iv) Tenant assigns or attempts to assign this Lease, or Leases or attempts to Lease all or any portion of the Leased Premises, in violation of this Lease.

               15.2 REMEDIES.

                    15.2.1 TERMINATION/REPOSSESSION. If an Event of Default shall have occurred and be continuing, Landlord may do either or both of the following: (i) Landlord may terminate this Lease upon giving written notice of termination to Tenant; or (ii) Landlord may enter and repossess the Leased Premises by force, summary proceedings, ejectment, or otherwise, and may remove Tenant and all other persons and property from the Leased Premises.

                    15.2.2 RELETTING. After repossessing the Leased Premises as provided in this Section 15, whether or not this Lease has been terminated, Landlord shall have the right, but not the obligation, to attempt to relet the Leased Premises for the account of Tenant in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have been the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its sole discretion, may determine, and may collect and receive the rent therefor. Any rent received shall be applied against Tenant's obligations under this Lease, but Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting.

                    15.2.3 TENANT'S OBLIGATIONS. Neither the termination of this Lease nor the repossession of the Leased Premises by Landlord under this Section 15 shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. If such termination or repossession occurs, whether or not the Leased Premises shall have been relet, Tenant shall pay to Landlord the rent and other sums and charges to be paid by Tenant up to the time of such termination or repossession, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination or repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the annual rent and other sums and charges which would have been payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting done under this Section 15 after deducting all of Landlord's commercially reasonable expenses as to such reletting, including without limitation all repossession costs, brokerage and management commissions, operating expenses, legal expenses, attorneys' fees, alteration costs, costs of repairs and removal of Tenant's equipment, fixtures, alterations and other installations, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days when the annual rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time after such termination or repossession, whether or not Landlord shall have collected any current damages as provided above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present value of the excess of the annual rent and other sums or charges reserved under this Lease from the day of such termination or repossession for what would have been the then-unexpired term of this Lease if the same had remained in effect, said present value to be arrived at on the basis of a discount rate of four percent per annum.

                    15.2.4 REIMBURSEMENT. In addition to all other remedies of Landlord, Landlord shall be entitled to reimbursement upon demand of all reasonable attorneys' fees, court costs and costs of investigation incurred by Landlord with respect to an event of Default or enforcement by Landlord of its remedies therefor.

                    15.2.5 NO LIMITATIONS. The rights, options, powers, and remedies of Landlord under this Lease shall be cumulative and in addition to any other rights given to Landlord by law. The exercise by Landlord of any right, option, power, or remedy shall not impair Landlord's right to any other rights, options, powers, or remedies. The passage of time after the occurrence of an Event of Default shall not limit Landlord's rights, options, powers, or remedies.

          16.       ASSIGNMENT & SUBLETTING.

               16.1 LANDLORD'S CONSENT. Tenant shall not, voluntarily or by operation of law, sell, assign, mortgage, or pledge this Lease (each, an "Assignment"), or sublet the Leased Premises or any part thereof (each, a "Subletting"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any change in the ownership of Tenant (whether by transfer of shares of stock or partnership interest, or by merger or reorganization) that, when combined with all transfers and other dispositions since the date of this Lease, exceeds fifty percent of the ownership interest in Tenant, shall be deemed an Assignment.

               16.2 NO RELEASE. No Assignment or Subletting (with or without the consent of Landlord) shall release Tenant from its obligations under this Lease. No consent by Landlord to an Assignment or Subletting shall be deemed to be a consent to, or relieve Tenant from obtaining Landlord's consent to, any subsequent Assignment or Subletting. The collection or acceptance of rent by Landlord from any person or entity other than Tenant shall not constitute a consent by Landlord to an Assignment or Subletting.

               16.3 AFFILIATES. Notwithstanding the foregoing, Tenant may, without the consent of Landlord, assign this Lease to any corporation resulting from the consolidation or merger of Tenant into or with any other entity, or to any Affiliate. As used in this Lease, the term "Affiliate" shall mean a person or business entity, corporate or otherwise, that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant. The word "control" means the right and power, direct or indirect, to direct the management and policies by ownership of partnership interests or voting securities. Notwithstanding anything contained herein to the contrary, the following shall not be deemed an assignment or violation of this Lease: (a) any public offering of stock of Tenant or (b) the conversion of Tenant from a publicly held corporation to a privately held corporation, or vice versa. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of any liability hereunder in the case of any assignment whether or not permitted by Landlord.

          17. SUBORDINATION AND NON-DISTURBANCE. Landlord hereby reserves the right to subordinate this lease at all times to the lien of any mortgage or mortgages now placed, or hereinafter placed, upon Landlord's interest in the Leased Premises and Tenant agrees to enter into any written agreement, at Landlord's request, which will subordinate this lease to any such mortgage; provided, however, that Landlord's rights and Tenant's obligations under this Section 17 are contingent upon the proposed mortgagee entering into a commercially reasonable non-disturbance and attornment agreement with Tenant.

          18. SIGNS. Tenant shall affix to or display from any part of the outside of the building on the Leased Premises only signs and advertisements which comply with all applicable laws, ordinances and regulations and are reasonable and customary in the business. Landlord agrees to join with and cooperate with Tenant in securing the necessary permits and other authorizations for the erection and maintenance of signs. Tenant shall remove all of its signage from the Leased Premises upon the expiration or earlier termination of this Lease and shall repair all damage caused by the installation and/or removal thereof.

          19. NOTICE. All notices required or furnished under this Lease shall be mailed by U.S. certified mail, postage prepaid, and addressed as follows, until such addresses are changed by 30 days' notice in writing:

            LANDLORD:      Braun-Kaiser and Company
                              c/o G.A. Kaiser
                              7734 Lochmere Terrace
                              Edina, MN 55439

            TENANT:        CIMA LABS INC.
                              Attn: Keith Salenger
                              10000 Valley View Road
                              Eden Prairie, MN 55344

Notices shall be effective upon the earlier of (i) delivery to (or rejection by) the addressee or (ii) the third business day after deposit in the mail in accordance with the above.

          20.       FIXTURES & EQUIPMENT.

               20.1 TELEPHONES. Tenant accepts the current telephone system serving the premises in its "as is" condition, acknowledging that Landlord makes no warranties or representations as to the condition or utility of the same. Tenant shall be responsible for all repairs and maintenance of the telephone system. If Tenant desires to replace the telephone system, it may do so pursuant to plans and specifications approved by Landlord (which approval shall not be unreasonably withheld or delayed) and provided that the new telephone system shall be considered a fixture of the Leased Premises which must be abandoned in place by Tenant, in good condition and repair, upon Tenant's surrender of the Leased Premises. Notwithstanding the foregoing, Tenant shall be allowed to remove any new telephone system which it installs to replace a previous system if, and only if, Tenant commenced to install such new system within eighteen (18) months before the expiration of then-current term of this Lease. If Tenant has the right to remove said system, Tenant shall replace said newest telephone system with the telephone system which served the Leased Premises immediately prior to the installation of the newest telephone system, provided that Tenant shall not be obligated to abandon in place any current main-frame computer units or servers which serve substantive purposes other than providing the telephone services. However, it is the intent of the parties hereunder that when the Leased Premises are surrendered by Tenant, the Leased Premises shall contain a fully operational telephone system.

               20.2 MODULAR PARTITION SYSTEMS. Tenant accepts the current modular partition systems in the Leased Premises in their "as is" condition, acknowledging that

    Landlord makes no warranties or representations as to the condition or utility of the same.

               20.3 REMOVAL. All fixtures, equipment and furniture installed or placed on the Leased Premises by Tenant, whether attached to the building or not, may be removed by Tenant provided that Tenant is not in default under this Lease or in default on any other obligation that Tenant has with Landlord. Tenant, at its expense, shall repair any damage to the Leased Premises caused by such removal.

          21. ADDITIONAL REPRESENTATIONS. Tenant represents that (a) it is duly organized and in good standing under the laws of the State of Delaware;
(b) it has full power and authority to enter into this Lease and to perform its terms; (c) its directors and shareholders have duly authorized Tenant's officers to execute this Lease and to perform its terms; and (d) it is authorized to do business in the state where the Leased Premises are located. Landlord represents that (a) it is duly organized and in good standing under the laws of the State of Minnesota; (b) it has full power and authority to enter into this Lease and to perform its terms; (c) its partners have duly authorized Landlord to execute this Lease and to perform its terms; and (d) it is authorized to do business in the state where the Leased Premises are located.

          22. NON-WAIVER. No waiver of any default of Tenant or of Landlord hereunder shall be implied from any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. Time is of the essence of each and every provision of this Lease.

          23. WORDS AND PHRASES. Words used in this instrument in the masculine gender include feminine and neuter, the singular number includes the plural and the plural the singular wherever the context so requires.

          24.  HAZARDOUS MATERIALS.

               24.1 IN GENERAL. Tenant shall not use, transport, store, maintain, generate, manufacture, handle, release or discharge and Hazardous Materials upon, about or under the Leased Premises, or permit Tenant's employees, agents, contractors, invitees or other visitors or occupants of the Leased Premises to engage in such activities on or about the Leased Premises. However, the foregoing shall not prohibit the transportation to and from, and the lawful and compliant use, storage and handling within the Leased Premises of substances customarily used in the business or activity expressly permitted to be undertaken in the Leased Premises provided (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use and in the ordinary course of

     Tenant's business, (b) such substances shall be used and maintained only in strict accordance with all applicable federal, state and local Laws and the highest prevailing standards of Tenant's industry and the insurance industry, as well as in strict accordance with the manufacturer's instructions and recommendations therefor, (c) such substances shall not be disposed of, released or discharged in or about the Leased Premises, and shall be safely transported away from the Leased Premises in compliance with all applicable Laws and industry recommendations, and as Landlord shall reasonably require, (d) all such substances shall be completely, properly and lawfully removed from the Leased Premises upon the expiration or earlier termination of this Lease, and (e) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all permit applications, manifests, waste characterization documents and any other forms required by Laws. Within thirty (30) days after the date hereof, Tenant shall deliver to Landlord a complete listing of any Hazardous Materials to be used, stored, handled or generated within the Leased Premises.

               24.2 NOTIFICATION.  Tenant shall immediately notify Landlord of
     (i) any enforcement, cleanup or other regulatory action or threatened action by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Leased Premises or the migration thereof from or onto the Leased Premises, (ii) any demands or claims made or threatened by any party relating to loss or injury from any Hazardous Materials on the Leased Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Leased Premises in violation of this Lease and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory agency respecting any Hazardous Materials on the Leased Premises. By no later than the lease anniversary date each year, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, transported, maintained or generated on or in the Leased Premises and the use and approximate quantity of each such substance.

               24.3 DEFINITION. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, compound, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, compound, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by such body.

               24.4 CLEAN-UP. If any Hazardous Materials are released, discharged or disposed of by Tenant or its employees, agents, contractors, invitees or other visitors or occupants of the Leased Premises in violation of the foregoing requirements, Tenant shall immediately, properly and in compliance with all applicable Laws clean up and remove the Hazardous Materials and clean or replace any affected property at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation and preparation and implementation of any remedial action plan required by any court or governmental or regulatory authority with jurisdiction, all at Tenant's expense and using qualified contractors and specialists acceptable to Landlord.

               24.5 TENANT'S INDEMNIFICATION. In addition to the foregoing, if the presence of any Hazardous Material on the Leased Premises has arisen out of the action of Tenant or Tenant's agents, employees, contractors or business invitees, Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all direct damages, sums paid in settlement of claims, judgments, claims, clean up costs, penalties, fines, costs, liabilities, losses or expenses (including without limitation commercially reasonable attorneys, consultants and expert fees and any fees incurred by Landlord to enforce the indemnity) which are a direct result of any such release or contamination of the Leased Premises, including without limitation, any and all commercially reasonable costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any Federal, State or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on, under or originating from the Leased Premises.

               24.6 LANDLORD'S INDEMNIFICATION. If the presence of any Hazardous Material on the Leased Premises has arisen out of the action of Landlord or Landlord's employees, agents, contractors or business invitees, Landlord shall indemnify, defend, protect and hold harmless Tenant from any and all direct damages, sums paid in settlement of claims, judgments, damages, clean up costs, penalties, fines, costs, liabilities, claims, losses or expenses (including without limitation commercially reasonable attorneys, consultants and expert fees and any fees incurred by Tenant to enforce the indemnity) which are a direct result of any such release or contamination of the Leased Premises, including without limitation, any and all commercially reasonable costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any Federal, State or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on, under or originating from the Leased Premises. Tenant shall be excused from all obligations under the Lease during any period of time that Tenant is unable to operate because of Hazardous Material present in the Leased Premises as a result of the actions of Landlord, its agents, employees or contractors. If Tenant is unable to operate, as a result of Landlord's violation of the foregoing provision, for a period of more than ninety (90) days, Tenant shall have the right to terminate this Lease and Landlord shall reimburse Tenant for all of Tenant's actual out-of-pocket costs relating to leasehold improvements, fixtures, closing and relocation expenses.

          25.  MISCELLANEOUS.

               25.1 SUCCESSORS. The terms and conditions of this Lease shall be binding upon the heirs, successors, personal representatives and assigns of the respective parties. If Tenant is two or more persons, their liability under this Lease shall be joint and several.

               25.2 ENTIRE AGREEMENT. This Lease (together with the attached exhibits and guaranty, if any), reflects the entire agreement of the parties, and no representations, inducements or agreements, whether oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may be modified only by a writing which is executed and delivered by both parties, and which explicitly says it modifies this Lease. If any provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and every other provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

               25.3 NO OFFER. By submitting this document to Tenant, Landlord is not offering to Lease the Leased Premises to Tenant, promising to reserve the Leased Premises for Tenant, or giving Tenant an option to Lease the Leased Premises. This Lease shall not be binding on either party until it has been executed and delivered by both Landlord and Tenant.

               25.4 FINANCIAL STATEMENTS. Tenant agrees to furnish Landlord with (i) a copy of each Form 1O-Q and Form 10-K (each, a "Form") (or reasonably similar public documents should the nomenclature for such documents be changed) that it files with the United States Securities and Exchange Commission (the "SEC") during the term of this Lease (including any extensions thereof) and (ii) a copy of each "Annual Report" that it sends to shareholders during the term of this Lease (including any extensions thereof). Tenant shall send to Landlord's then-current notice address a copy of a given Form within thirty (30) days of filing the Form with the SEC and a copy of a given Annual Report at such time as the document is distributed to shareholders.

               25.5 NO PARTNERSHIP.     Landlord shall not be in any sense a
     partner of Tenant in the conduct of Tenant's business, and the relationship between the parties hereto shall be solely that of Landlord and Tenant.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

            LANDLORD:

            BRAUN-KAISER AND COMPANY

            By: /s/ Gil Kaiser
               ------------------------------
            Its:
                 ------------------------------


            TENANT:

            CIMA LABS INC.

            By: /s/ Keith P. Salenger
               ------------------------------
            Its:  V.P. Finance & CFO
                 ------------------------------

                                  EXHIBIT A

                             LEGAL DESCRIPTION

Lot One (1), Block One (1), Braun's Estates, Hennepin County, Minnesota